www.investorvote.com/HBMD Step 1: Go to www.investorvote.com/HBMD. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Online Go to www.investorvote.com/HBMD or scan the QR code - login details are located in the shaded bar below. The Sample Company Stockholder Meeting Notice 037ULG + + Important Notice Regarding the Availability of Proxy Materials for the Howard Bancorp, Inc. Stockholder Meeting to be Held on May 27, 2020 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report to Stockholders are available at: Obtaining a Copy of the Proxy Materials - If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 8, 2020 to facilitate timely delivery. 2 N O T Easy Online Access - View your proxy materials and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.

Here's how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. - Internet - Go to www.investorvote.com/HBMD. - Phone - Call us free of charge at 1-866-641-4276. - Email - Send an email to investorvote@computershare.com with "Proxy Materials Howard Bancorp, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 8, 2020. Howard Bancorp, Inc.'s Annual Meeting of Stockholders will be held on Wednesday, May 27, 2020, at 11:30 a.m. Eastern Time virtually via the internet at www.meetingcenter.io/273541418. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is HBMD2020. Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations. The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3: 1. Election of Class III Directors to serve a three-year term expiring in 2023. 2. A non-binding advisory proposal to approve the compensation of our named executive officers. 3. To ratify the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for 2020. Note: To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting. PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. You may attend the meeting in person via the internet and vote during the meeting. Stockholder Meeting Notice